                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             THE ROUSE COMPANIES
                (Name of Registrant as Specified In Its Charter)

                             DAVID R. SCHWIESOW
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK:

  The Annual Meeting of Stockholders of The Rouse Company is called to be held on Thursday, May 12, 1994, at 11:00 a.m. at The Rouse Company Building, Columbia, Maryland, for the following purposes:

  (a) Election of directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify;

  (b) Consideration of a proposal by the Board of Directors to approve The Rouse Company 1994 Stock Incentive Plan (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL); and

  (c) Consideration of such other business as may properly come before the meeting.

  Holders of Common Stock of the Company as of the close of business on March 4, 1994 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

  For the convenience of stockholders, a form of proxy is enclosed. You are urged to complete and return the proxy.

                                          By Order of the Board of Directors

                                             Richard G. McCauley
                                                  Secretary

April 5, 1994

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                                PROXY STATEMENT

                (FIRST MAILED TO STOCKHOLDERS ON APRIL 5, 1994)

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rouse Company (the "Company") to be voted at the Annual Meeting of Stockholders on May 12, 1994 and at any adjournment or adjournments thereof (the "meeting"). The solicitation of proxies generally will be by mail and by directors, officers and regular employees of the Company. In some instances, solicitation may be made by telephone, telegraph or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $10,000 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

  Each properly executed proxy will be voted in accordance with the instructions marked on it. In the absence of specific instructions, a proxy will be voted for the election of directors and nominees listed in the Proxy Statement, in accordance with the Board of Directors' recommendation as to any proposal listed in the Proxy Statement and in the best discretion of the proxy holders as to any other matters, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

  Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company ("Common Stock") present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting, with a quorum present, is required for approval of The Rouse Company 1994 Stock Incentive Plan as set forth in Exhibit A to this Proxy Statement. For purposes of approval of The Rouse Company 1994 Stock Incentive Plan, abstentions are treated as present and entitled to vote on the matter and have the effect of a vote against the proposal, and broker non-votes are not considered to be votes cast.

  On March 4, 1994, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, the Company had outstanding and entitled to vote 47,562,449 shares of Common Stock, par value $.01 per share. This class of stock has no cumulative voting rights, and each issued and outstanding share of Common Stock is entitled to one vote at the meeting and any adjournment or adjournments thereof.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1993, has been mailed to all stockholders with this Proxy Statement.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

  It is proposed that 10 directors be elected at the meeting, each to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

  If one or more of the nominees is unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons of their choice. Certain information as to the nominees follows:

                                                      DIRECTORSHIPS HELD IN OTHER
                         PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
 NAME, AGE AND YEAR      BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
   IN WHICH FIRST       EXPERIENCE DURING THE PAST              PROFIT
ELECTED A DIRECTOR(1)           FIVE YEARS                 ORGANIZATIONS(2)
- ---------------------   --------------------------    ---------------------------
David H. Benson, 56    Member of the Board,          British Gas plc; The
   1987                Kleinwort Benson Group plc,   Centerland Funds; Harrow
                       a bank holding company, and   Corporation; Kleinwort
                       Chairman of the Board,        Benson Group plc; Kleinwort
                       Kleinwort Charter Investment  Benson International Equity
                       Trust plc, and Trustee, The   Fund; Kleinwort Charter
                       Centerland Funds, management  Investment Trust plc; and
                       investment companies;         Trustee, Charities Official
                       formerly, Vice-Chairman of    Investment Fund
                       the Board, Kleinwort Benson
                       Group plc
Jeremiah E. Casey, 54  Chief Executive, USA, Allied  Allied Irish Banks plc;
   1990                Irish Banks plc; and          First Maryland Bancorp;
                       Chairman of the Board of      Director and President,
                       First Maryland Bancorp and    Associated Catholic
                       its banking subsidiaries      Charities of Baltimore;
                                                     Trustee, Mercy Medical
                                                     Center; Trustee, The Walters
                                                     Art Gallery; and Director of
                                                     each of the following
                                                     entities: Children's
                                                     Research and Healing Center,
                                                     Inc.; Ireland United States
                                                     Council for Commerce &
                                                     Industry, Inc.; Irish
                                                     Educational Development
                                                     Foundation, Inc.; The
                                                     Kennedy Kreiger Institute,
                                                     Inc.; and The World Trade
                                                     Center Institute

                                                        DIRECTORSHIPS HELD IN OTHER
                           PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
   NAME, AGE AND YEAR      BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
     IN WHICH FIRST       EXPERIENCE DURING THE PAST              PROFIT
 ELECTED A DIRECTOR(1)            FIVE YEARS                 ORGANIZATIONS(2)
 ---------------------    --------------------------    ---------------------------
 Anthony W. Deering, 49  Director, President and       Kleinwort Benson Holdings
    1993                 Chief Operating Officer of    Inc.; T. Rowe Price Fixed
                         the Company; formerly,        Income and International
                         Executive Vice-President,     Mutual Funds; Trustee,
                         Finance and Administration    Baltimore Museum of Art;
                         and Chief Financial Officer   Trustee, Friends School of
                         of the Company; and Senior    Baltimore; Member, Mayor's
                         Vice-President and Chief      Business Advisory Council;
                         Financial Officer of the      and Trustee, Parks and
                         Company                       People Foundation of The
                                                       Foundation for Baltimore
                                                       Recreation and Parks
 Rohit M. Desai, 55      Chairman of the Board and     Sunglass Hut International,
    1980                 President, Desai Capital      Inc.
                         Management Incorporated
                         ("DCMI"), a specialized
                         investment firm managing
                         assets of various
                         institutional clients, and
                         Managing General Partner of
                         Rohit M. Desai Associates
                         and Rohit M. Desai
                         Associates-II, which are the
                         general partners,
                         respectively, of Equity-
                         Linked Investors, L.P.
                         ("ELI") and Equity-Linked
                         Investors - II
                         ("ELI-II"), New York
                         partnerships for
                         institutional investors
                         (DCMI is an adviser to ELI
                         and ELI-II)
 Mathias J. DeVito, 63   Chairman of the Board and     First Maryland Bancorp;
    1972                 Chief Executive Officer of    USAir Group, Inc.; Member,
                         the Company; formerly,        Business Committee for the
                         Chairman of the Board,        Arts, Inc.; Director, The
                         President and Chief           Enterprise Foundation; and
                         Executive Officer of the      Immediate Past Chair, The
                         Company                       Greater Baltimore Committee

                                                      DIRECTORSHIPS HELD IN OTHER
                         PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
 NAME, AGE AND YEAR      BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
   IN WHICH FIRST       EXPERIENCE DURING THE PAST              PROFIT
ELECTED A DIRECTOR(1)           FIVE YEARS                 ORGANIZATIONS(2)
- ---------------------   --------------------------    ---------------------------
Juanita T. James, 41   Senior Vice-President, Book-  Charter Trustee, Princeton
   1989                of-the-Month Club, Inc., a    University; Member, Advisory
                       subsidiary of Time Warner     Board, Columbia University
                       Inc.; formerly, President     Graduate School of Business;
                       and Chief Executive Officer,  Member, Advisory Council,
                       Time-Life Libraries,          Bethune-Cookman College; and
                       Incorporated and Vice-        Member, National Coalition
                       President for Human           of 100 Black Women
                       Resources of Time-Life
                       Books, Inc.
Thomas J. McHugh, 62   President, McHugh             Philadelphia Consolidated
   1980                Associates, Inc., a           Holding Corp.; and Vice
                       registered investment         Chairman and Trustee, St.
                       adviser                       Joseph's University
Hanne M. Merriman, 52  Retail Business Consultant,   AnnTaylor Stores
   1992                Hanne Merriman Associates, a  Corporation; CIPSCO
                       retail consulting firm;       Incorporated; State Farm
                       formerly, President and       Mutual Automobile Insurance
                       Chief Operating Officer of    Company; USAir Group, Inc.;
                       Nan Duskin, Inc.; and         Trustee, American-
                       President and Chief           Scandinavian Foundation; and
                       Executive Officer of          Member, National Women's
                       Honeybee, Inc.                Forum
Roger W. Schipke, 57   Chairman of the Board and     The Brunswick Corporation;
   1992                Chief Executive Officer of    Legg Mason, Inc.; and
                       Sunbeam-Oster Company, Inc.,  Sunbeam-Oster Company, Inc.
                       a corporation that engages
                       in the sale of various
                       consumer products; formerly,
                       Chairman of the Board,
                       President and Chief
                       Executive Officer, The
                       Ryland Group, Inc.; and
                       Senior Vice-President of
                       G.E. Co., with worldwide
                       responsibility for appliance
                       products

                                                         DIRECTORSHIPS HELD IN OTHER
                            PRINCIPAL OCCUPATION AND       COMPANIES WITH PUBLICLY
   NAME, AGE AND YEAR       BUSINESS OR PROFESSIONAL      HELD SECURITIES AND NON-
     IN WHICH FIRST        EXPERIENCE DURING THE PAST              PROFIT
 ELECTED A DIRECTOR(1)             FIVE YEARS                 ORGANIZATIONS(2)
 ---------------------     --------------------------    ---------------------------
Alexander B. Trowbridge,  President, Trowbridge         The Gillette Co.; Harris
   64                     Partners, Inc., a             Corp.; ICOS Corp.; New
   1985                   corporation that engages in   England Mutual Life
                          the consulting business;      Insurance Co.; PHH
                          formerly, President of the    Corporation; Sun Company,
                          National Association of       Inc.; Sun Resorts
                          Manufacturers, a national     International Ltd.; and WMX
                          trade association that        Technologies, Inc. Also
                          represents its members on     serves as a director of
                          national public policy        several publicly owned
                          issues                        mutual funds managed by
                                                        Warburg Pincus Counsellors,
                                                        Inc. Also, Trustee, The
                                                        Aspen Institute; and
                                                        Trustee, Phillips Academy
                                                        Andover

- --------
(1) There exist no family relationships between any of the director-nominees or between any of such nominees and any executive officer of the Company.

(2) All corporations identified have securities registered under the Securities Exchange Act of 1934, as amended, except for non-profit organizations, the companies identified with respect to Mr. Benson and New England Mutual Life Insurance Co. and State Farm Mutual Automobile Insurance Company, both of which are mutual insurance companies.

  The Board of Directors has established three permanent committees of the Board--the Audit, Executive and Personnel Committees--to perform certain designated functions.

  The Audit Committee, composed of Messrs. Desai (Chairman), Benson and Schipke, Ms. James and Ms. Merriman recommends to the Board of Directors the appointment of the Company's independent certified public accountants, reviews the year-end financial statements and related matters with management and the Company's independent certified public accountants and independent real estate consultants, reviews the Company's Form 10-K Annual Report filed with the Securities and Exchange Commission and reviews such accounting and auditing issues concerning the Company and its subsidiaries and affiliates as may be deemed appropriate. The Audit Committee held four meetings during 1993.

  The Executive Committee, composed of Messrs. DeVito (Chairman), Casey, Desai, McHugh and Trowbridge and Ms. James, takes action with respect to approved projects and corporate financings of the Company, such special matters as may be delegated to it by the Board and any other appropriate matters that arise between Board meetings. In addition, this Committee serves as a nominating committee. In this capacity, the Executive Committee determines the criteria and qualifications for membership on the Board of Directors, develops an orderly process for nominating persons to fill vacancies on the Board, considers nominees for election to the Board and makes recommendations regarding the compensation of directors. Stockholders may submit to the Secretary of the Company names of nominees for membership on the Board of Directors to be considered by the Executive Committee. The Executive Committee held two meetings during 1993.

  The Personnel Committee, composed of Messrs. McHugh (Chairman), Casey and Trowbridge, reviews and makes recommendations to the Board regarding the compensation programs of the Company, including the compensation of its executive officers, and reviews and approves grants under the Company's stock option plans. See "Personnel Committee Report on Executive Officer Compensation" below. In May, 1993, the Personnel Committee assumed the responsibilities of the Pension Plan Committee of the Board. Pursuant thereto, the functions of the Personnel Committee were expanded to include responsibility for the appointment and review of the performance of an investment manager or managers for Pension Plan assets, the direction of the Pension Plan trustee with respect to the investment of Pension Plan assets, the provision for proper communications with Pension Plan participants and their beneficiaries and the review and approval of amendments to the Pension Plan that do not significantly increase the Company's funding costs or that are required to maintain the Pension Plan's compliance with federal or state law or regulations. In March, 1994, the Personnel Committee also was given general oversight responsibility for The Rouse Company Supplemental Retirement Benefit Plan. The Supplemental Plan provides supplemental benefits for those employees whose benefits under the Company's qualified Pension Plan and Savings Plan are limited due to federal tax and pension limitations, and also permits employees to defer all or any portion of their annual cash bonus under the Plan. The Personnel Committee held four meetings during 1993.

  During 1993, the Board of Directors of the Company held six meetings in addition to the meetings held by Board Committees. During their respective terms as directors, all directors of the Company attended 75% or more of the aggregate of all Board meetings and all meetings of Committees of which they were a member.

  The following table sets forth the number of shares of Common Stock and Series A Convertible Preferred Stock beneficially owned by each named executive officer (see Summary Compensation Table on page 15), director and nominee for director of the Company, by all directors and executive officers of the Company as a group and by all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of Company Common Stock or Series A Convertible Preferred Stock.

                      EQUITY SECURITIES BENEFICIALLY OWNED
                                ON MARCH 4, 1994

                                                   SERIES A CONVERTIBLE
                              COMMON STOCK            PREFERRED STOCK
                          ------------------------ ------------------------
                                       PERCENT OF               PERCENT OF
NAME OF BENEFICIAL OWNER  NUMBER OF      SHARES    NUMBER OF      SHARES
  OR IDENTITY OF GROUP     SHARES      OUTSTANDING  SHARES      OUTSTANDING
- ------------------------  ---------    ----------- ---------    -----------
NAMED EXECUTIVE
 OFFICERS(1)
Bruce D. Alexander......    236,787           (2)        --            --
Anthony W. Deering......    380,980(3)        (2)      3,500           (2)
Mathias J. DeVito.......    762,808(4)       1.58%       --            --
Richard G. McCauley.....    178,149           (2)         52           (2)
Douglas A. McGregor.....    418,469           (2)        --            --
DIRECTORS
David H. Benson.........      1,350(5)        (2)        --            --
Jeremiah E. Casey.......      3,500           (2)        --            --
Anthony W. Deering......  See above     See above  See above     See above
Rohit M. Desai..........  1,903,007(6)       3.70%   140,000(6)       3.48%
Mathias J. DeVito.......  See above     See above        --            --

                                                           SERIES A
                                                          CONVERTIBLE
                                COMMON STOCK            PREFERRED STOCK
                            ------------------------- -------------------
                                          PERCENT OF  NUMBER  PERCENT OF
 NAME OF BENEFICIAL OWNER   NUMBER OF       SHARES      OF      SHARES
   OR IDENTITY OF GROUP      SHARES       OUTSTANDING SHARES  OUTSTANDING
 ------------------------   ---------     ----------- ------- -----------
Juanita T. James..........        200         (2)         --      --
Thomas J. McHugh..........     10,000         (2)         --      --
Hanne M. Merriman.........        500         (2)         --      --
Roger W. Schipke..........      6,500         (2)         --      --
Alexander B. Trowbridge...        450         (2)         --      --
All executive officers and
 directors as a group
 (22 persons).............  4,500,627(7)     9.24%    143,669    3.57%
NAME AND ADDRESS OF OTHER
5% HOLDERS OF COMMON STOCK
Ariel Capital Management,
 Inc. ....................  3,981,405(8)     8.37%
307 N. Michigan Avenue
Suite 500
Chicago, Illinois 60601
Eagle Asset Management,
 Inc. ....................  3,797,627(9)     7.99%
880 Carillon Parkway
St. Petersburg, Florida
 33716
FMR Corp. ................  2,685,811(10)    5.65%
82 Devonshire Street
Boston, Massachusetts
 02109
T. Rowe Price Associates,
 Inc. ....................  2,367,721(11)    5.00%
100 East Pratt Street
Baltimore, Maryland 21202
Onroerend Goed
 Belegginsmaatschappij
 Omlandia B.V. ...........  2,381,000(12)    5.01%
Coolsingel 120
NL-3011 AG
Rotterdam, The Netherlands

- --------
 (1) With respect to named executive officers of the Company, includes (i) 240,600 shares of Common Stock subject to stock options granted under the Company's 1980, 1985 and 1990 Stock Option Plans that either are presently exercisable or will become exercisable within 60 days of March 4, 1994,
     (ii) 41,359 shares of Common Stock in such named executive officers' accounts under The Rouse Company Savings Plan as of February 14, 1994,
     (iii) 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by a named executive officer were converted, and (iv) 8,358 shares of Common Stock that are issuable if the Company's Series A Convertible Preferred Stock attributable to two of the named executive officers were converted. Also includes 340,823 shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.

 (2) Beneficial ownership does not exceed one percent of the shares of Common Stock or Series A Convertible Preferred Stock outstanding.

 (3) Includes 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by Mr. Deering were converted. Also includes 3,500 shares of Series A Convertible Preferred Stock that are convertible into 8,235 shares of Common Stock and 31,610 shares that are owned by a Foundation of which Mr. Deering is the Trustee. Mr. Deering disclaims beneficial ownership of the shares that are owned by the Foundation.

 (4) Includes 146,000 shares that are in trusts for Mr. DeVito's children and other descendants and as to which shares Mr. DeVito has no voting or dispositive power. Mr. DeVito disclaims beneficial ownership of such shares.

 (5) Includes 450 shares of Common Stock owned directly by Mr. Benson's spouse, as to which shares he disclaims beneficial ownership. Mrs. Benson has sole voting and dispositive powers with respect to such shares. Does not include 208,350 shares of Common Stock that, as of March 8, 1994, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. Mr. Benson is a member of the Board of Kleinwort Benson Group plc. Mr. Benson has no voting or dispositive power with respect to such shares and disclaims beneficial ownership of them.

 (6) Includes 1,500 shares directly owned by Mr. Desai. Mr. Desai disclaims beneficial ownership as to all other shares. Desai Capital Management Incorporated, of which Mr. Desai is Chairman of the Board and President, has dispositive power on behalf of clients with respect to 1,090,000 shares of Common Stock, 140,000 shares of Series A Convertible Preferred Stock and $13.8 million principal amount of the Company's 5 3/4% Convertible Subordinated Debentures due 2002. The 5 3/4% Debentures are convertible into 482,096 shares of Common Stock. The Series A Convertible Preferred Stock is convertible into 329,411 shares of Common Stock. The number of shares of Common Stock includes those shares that are issuable upon conversion of the Series A Convertible Preferred Stock and the 5 3/4% Debentures.

 (7) Includes 328,900 shares of Common Stock subject to stock options granted under the Company's 1980, 1985 and 1990 Stock Option Plans that either are presently exercisable or will become exercisable within 60 days of March 4, 1994, and 70,688 shares of Common Stock in executive officers' accounts under The Rouse Company Savings Plan as of February 14, 1994. Also includes 487,685 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are attributable to directors and executive officers were converted, and 338,042 shares of Common Stock that are issuable if the Company's Series A Convertible Preferred Stock attributable to directors and executive officers were converted. Does not include 208,350 shares of Common Stock of the Company that, as of March 8, 1994, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. See Footnote (5) above.

 (8) Represents shares beneficially held as of December 31, 1993 by Ariel Capital Management, Inc., which has sole voting power with respect to 2,769,900 shares, shared voting power with respect to 318,580 shares and sole dispositive power with respect to all 3,981,405 shares.

 (9) Represents shares beneficially held as of December 31, 1993 by Eagle Asset Management, Inc., which has sole voting and dispositive power with respect to all 3,797,627 shares.

(10) Represents shares beneficially held as of December 31, 1993 by FMR Corp., which has sole voting power with respect to 43,799 shares and sole dispositive power with respect to all 2,685,811 shares.

(11) Represents shares beneficially held as of February 14, 1994 by T. Rowe Price Associates, Inc. ("Price Associates"), which has sole voting power with respect to 87,927 shares and sole dispositive power with respect to all 2,367,721 shares. These shares are owned by various individual and institutional investors for whom Price Associates serves as investment adviser. Price Associates disclaims that it is, in fact, the beneficial owner of such shares.

(12) Represents shares beneficially held as of December 21, 1993 by Onroerend Goed Belegginsmaatschappij Omlandia B.V. ("Omlandia"), a Dutch private limited liability company. Rodamco North America B.V. ("Rodamco North America"), a Dutch private limited liability company, owns 100% of the outstanding securities of Omlandia. Rodamco N.V., a Dutch public limited liability company, owns 80% of the outstanding securities of Rodamco North America. Omlandia, Rodamco North America and Rodamco N.V. have shared voting power and shared dispositive power with respect to all of the 2,381,000 shares.

                         PERSONNEL COMMITTEE REPORT ON
                         EXECUTIVE OFFICER COMPENSATION

  The Personnel Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation for 1993. The Committee is composed of three outside directors of the Company and is responsible for reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation actions with the exception of grants of stock options which, as approved by stockholders and the Board, are made by the Committee under the Company's Stock Option Plan.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance and thus stockholder value, by aligning the financial interests of executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company's success in meeting specified performance goals adopted annually as described below. In pursuit of these overall objectives, the structure and scope of the Company's compensation program are designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve specific performance goals which are integral to the Company's business plan approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and finally to provide a compensation package that recognizes individual performance in conjunction with overall corporate performance.

  The Committee has primary responsibility for evaluating the Company's overall compensation program and specific compensation plans and establishing compensation policies that meet the objectives described above. Periodically, the Committee's deliberations include a comprehensive review by independent compensation consultants having a broad, national practice, conducted under the direction of the Committee, assessing the design and effectiveness of the Company's compensation programs and comparing the Company's executive compensation and corporate performance to comparable corporations that define its competitive marketplace for executive talent.

  In 1993 such a comprehensive review was conducted by William M. Mercer, Incorporated (the "Compensation Consultant"), which issued its report and recommendations to the Committee. The Compensation Consultant's Report included the results of a comprehensive study of competitive compensation practices, surveying in depth twelve major real estate firms deemed to be most comparable to the Company (including four firms that are included in the peer group used in the current Performance Graph) as well as executive compensation practices of national corporations whose comparability is based on asset size and market capitalization. The Report's primary focus was upon current competitive compensation practices for the Company's executive officers and most senior management positions, and included a detailed review and recommendations with respect to the overall design, effectiveness and competitiveness of the Company's annual and long-term incentive compensation programs. The recommendations reflected compensation practices among both the major real estate firms and comparable national corporations (referred to collectively as "comparable companies").

  In addition to reviewing and giving careful consideration to the results of reports of independent compensation consultants, consideration is given to the performance of the Company in its industry as compared to the performance of competitive companies surveyed. The Committee also uses its discretion when, in its judgment, external, internal or an individual's circumstances are deemed relevant. These periodic compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of comparable companies.

  The Committee reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and the other executive officers of the Company. In reviewing the individual performance of the Company's executive officers (other than the Chief Executive Officer), the Committee and Board each year take into account the views of Mr. DeVito to whom, as Chief Executive Officer, these officers are responsible.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

  The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary and annual incentive cash bonus, and at appropriate intervals, long-term incentive compensation in the form of stock option and stock bonus grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

BASE SALARIES

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and aligning such salaries with reference to market data and periodic independent compensation consultant recommendations with respect to the competitive marketplace for executive talent. In addition to comparing base salary compensation of other companies, consideration is given to the relative overall corporate performance of the Company in relation to its competitors in the industry, with the objective of achieving and maintaining a higher level of performance than industry averages through establishing high performance standards and setting base executive salaries in the Company within the top quartile of base salaries at comparable companies.

  Upon being aligned appropriately as described above, annual salary adjustments, if any, are determined by evaluating the performance of the Company and its executive officers, and by taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes. Whether salaries should be adjusted in a particular year, and the amount thereof, is determined largely upon recommendation from the Chief Executive Officer to the Personnel Committee, and upon recommendation by that Committee to the Board with respect to all executive officers, based principally on overall corporate performance and with reference to the overall corporate salary budgets established for the Company as a whole.

  In recent years, salary adjustments for the Company's executive officers typically have been made not more frequently than every two years, with these officers having received two salary adjustments in the past five years except in connection with promotions. During 1993, no base salary adjustment was made for Mr. DeVito, Chairman and Chief Executive Officer of the Company, as he and other executive officers had received salary adjustments in 1992.

ANNUAL INCENTIVE BONUS

  The Company's executive officers and other key persons are eligible for an annual cash bonus under the Incentive Compensation Plan, which was approved a number of years ago by the Board of Directors. While the number of persons who are eligible for such bonuses varies from year to year, approximately 250-300 persons have participated each year.

  Under the Plan, the executive officers of the Company as a group have been held responsible for the Company's annual corporate objectives as common individual objectives, and their bonus awards have been determined by the Board's overall evaluation of corporate performance. The incentive bonus potential for executive officers, under the 1993 Plan, ranges from 27% to 80% of salary according to position, subject to the Board's discretion to grant special supplemental bonus awards in exceptional cases based upon extraordinary performance, and subject further to overall limitations on aggregate bonus payments to all participants which may result in no bonuses being awarded for the applicable year.

  As part of the Board's annual review of the principal business objectives of the Company's five-year business plan, a set of annual corporate objectives, assigned individual relative weightings, is recommended by the Chief Executive Officer to the Executive Committee of the Board of Directors, which in turn makes recommendations to the Board for final approval by that body. The specific targeted objectives are set at challenging levels, so that substantially achieving earnings and other corporate objectives would represent good performance; for excellent performance, achieving higher levels of performance for earnings and other objectives is required. As shown by the relative weightings approved for 1993 as shown in parentheses, these Board-approved objectives, on which the executive officers' bonuses are based, place heavy emphasis on objectives regarding earnings results and financial position (totalling 72 1/2%), including specific earnings targets for total corporate and individual business segment Earnings Before Depreciation and Deferred Taxes ("EBDDT") as well as for Columbia land sales and income property earnings, and specific objectives relating to corporate liquidity and cash position and internal staffing and related costs. Additional corporate objectives included specific strategic near- and long-term objectives for 1993 (totalling 27 1/2%) relating to capital expenditures and leasing, retail center construction and openings, future retail and office development, retail center acquisitions and annual human resource equal opportunity goals.

  For 1993, the Board of Directors determined that the Company had achieved excellent results for the year, meeting or significantly exceeding its targeted corporate performance objectives overall for the year. Based on these results, the Board of Directors awarded to Mr. DeVito a bonus of $438,900, representing 80% of his base salary, the full potential incentive bonus payment under the provisions of the Company's Incentive Bonus Plan.

LONG-TERM INCENTIVE STOCK PLANS

  The Company's long-term incentive stock program includes the Company's 1990 Stock Bonus Plan and 1990 Stock Option Plan, both approved by stockholders. The purpose of this stock program has been to provide a meaningful equity interest in the Company to proven senior Company executives and other key executives in a format which is designed to retain these executives and align their financial interests with those of stockholders. This stock program has been utilized by the Company over several decades and is targeted compositely to achieve overall long-term incentive compensation within the top quartile of comparable long-term executive compensation.

STOCK BONUS AWARDS

  The Board of Directors is authorized to grant stock bonus awards, and to make loans to recipients in connection therewith, upon such terms and conditions as they may approve. These grants are made following review by and upon recommendation of the Committee, which has available to it upon request the services of independent compensation specialists providing data and advice to assist it in making these recommendations.

  Stock bonus awards have been made periodically to executive officers and a small group of other executives in the Company upon consultation with and recommendation of the Chief Executive Officer. It has been the practice of the Company to make these grants subject to restrictions which cause forfeiture of the applicable shares in the event the executive recipient voluntarily leaves the employ of the Company. The term over which these restrictions have applied typically is five to seven years, with installments of share amounts becoming free of restrictions over a period sufficient to incentivize the continuance of employment of those executives deemed key to the performance of the Company and building stockholder value over the longer term.

  In conjunction with and in order to facilitate the payment of taxes payable by the recipients in connection with these restricted stock grants, the Company in most instances has made loans to recipients, subject to annual payment of interest and to subsequent forgiveness in annual installments dependent upon continued employment in the Company, typically over a period of five or more years.

  In 1993, based on the Compensation Consultant's Report, the Board established a competitive range of annualized values of long-term incentives for each of the executive officer positions as a multiple of base salary. Mr. DeVito received no bonus stock award in 1993.

STOCK OPTIONS

  Under the Company's 1990 Incentive Stock Option Plan, stock options may be granted by the Committee to the Company's executive officers and to other key executives with such frequency and, subject to certain terms and limitations as set forth in the Plan, as approved by the Committee under and subject to the oversight of the Board of Directors. Based upon market data, independent consultants' advice and management's recommendations, the Committee approves the size of stock option awards using approved award size criteria which, together with other long-term incentive programs, are designed to place the Company within the top quartile of competitive long-term compensation pay.

  Stock options are granted for terms not exceeding 10 years, with an exercise price equal to the market price of the Common Stock on the date of grant or the closing price of the Common Stock the day before, and typically are granted subject to vesting in installments of share amounts over a three- to five-year period. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless stock price appreciation occurs over a number of years.

  In 1993, grants of stock options were made to Mr. DeVito and to other executive officers of the Company based upon specific recommendations contained in the Compensation Consultant's Report. The amount of such grants fell within approved market-based competitive ranges of annualized values of long-term compensation established for each executive officer position. Individually, the size of each such grant was based upon a multiple of base salary, using a two-year stock option grant value guideline and utilizing the Black-Scholes method of valuing options. Details concerning grants made in 1993 are set forth below in the table entitled "Option Grants in Last Fiscal Year."

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

  The Committee has considered the impact of newly enacted provisions of the Internal Revenue Code of 1986 (the "Code") that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Chief Executive Officer and its four other most highly compensated officers. This disallowance provision does not apply to performance-based compensation.

  While the Company expects that this provision will not limit its tax deductions for executive compensation in the near term, the Personnel Committee has determined that the provisions of The Rouse Company 1994 Stock Incentive Plan (the "Plan") should enable the Company to comply, to the extent deemed advisable, with the Code's requirements for performance-based compensation to insure that the Company will be able to avail itself of all deductions otherwise available with respect to stock awards made under the Plan.

  One of the Code's requirements is that the stockholders approve the material terms of performance goals the Board or the Committee may establish with respect to certain stock awards under the Plan. In this regard, the Company's stockholders are being asked to approve the Plan at the 1994 Annual Meeting of Stockholders, including Article VIII of the Plan, which contains the business criteria that may be used by the Board or the Personnel Committee in connection with such stock awards. See Exhibit A.

CONCLUSION

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate performance. The Personnel Committee intends to continue the policy of linking executive compensation to corporate performance in order to continue to align the interests of executives with those of Company stockholders.

                                          Thomas J. McHugh,
                                           Chairman
                                          Jeremiah E. Casey
                                          Alexander B. Trowbridge

                             EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1993, 1992 and 1991 of those persons who were the Chief Executive Officer and the four other most highly compensated officers of the Company in 1993. The amounts reported below under the columns captioned "Salary," "Bonus," "Restricted Stock Awards" and "Securities Underlying Options" are payable under and in accordance with the Company's annual and long-term compensation plans as described above in the "Personnel Committee Report on Executive Officer Compensation." No stock appreciation rights ("SARs") were granted during 1991-1993, nor have any SARs been granted at any time in prior years.

                           SUMMARY COMPENSATION TABLE

                                                   LONG-TERM
                                                 COMPENSATION
                    ANNUAL COMPENSATION             AWARDS
                    -----------------------  ------------------------
                                             RESTRICTED    SECURITIES
    NAME                                       STOCK       UNDERLYING  ALL OTHER
AND PRINCIPAL                                 AWARD(S)      OPTIONS   COMPENSATION
  POSITION     YEAR SALARY($)     BONUS($)      ($)           (#)        ($)(1)
- -------------  ---- ----------    ---------  ----------    ---------- ------------
Mathias J.     1993    548,625      438,900       None      100,000       92,497(5)(6)
DeVito
Chairman of    1992    548,625      438,900       None         None    3,114,364(6)(7)
the Board and
Chief Exec-    1991    522,500      313,500       None         None
utive Officer

Anthony W.     1993    450,000(2)   315,000  1,256,250(2)    75,000       54,497(5)
Deering
President      1992    341,000      250,000       None         None      122,364(7)
and Chief
Operating      1991    310,000      151,900       None         None
Officer

Douglas A.     1993    358,000      232,700    456,250(3)    25,000       54,497(5)
McGregor
Executive      1992    341,000      221,650       None         None      122,364(7)
Vice-President
for
Development    1991    310,000      151,900       None         None
and Operations

Bruce D.       1993    288,750      158,815       None(4)    50,000        4,497(5)
Alexander
Senior Vice-   1992    288,750      158,800       None         None       72,364(7)
President and
Director of    1991    275,000      112,750       None         None
New Business

Richard G.     1993    288,750      158,815       None(4)    40,000        4,497(5)
McCauley
Senior Vice-   1992    288,750      158,800       None         None       72,364(7)
President,
General        1991    275,000      112,750       None         None
Counsel and
Secretary

- --------
(1) In accordance with the Securities and Exchange Commission's transition rules under the executive compensation rules, the amounts under the column captioned "All Other Compensation" are not reported for the year 1991. Such amounts are reported only for the years 1992 and 1993.

(2) In February, 1993, in conjunction with the election of Anthony W. Deering as President and Chief Operating Officer of the Company, the Board of Directors adjusted his salary and, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded Mr. Deering 75,000 shares of Common Stock (the "1993 Bonus Shares"). Ownership of the 1993 Bonus Shares vests 10% on January 2nd of 1994, 1995 and 1996, 15% on January 2nd of 1997 and 1998, and 20% on January 2nd of 1999 and 2000. Any 1993 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares. At December 31, 1993, Mr. Deering had aggregate restricted shareholdings of 124,000 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $2,201,000.

(3) In September, 1993, in conjunction with Douglas A. McGregor's assumption of expanded responsibilities as Executive Vice-President for Development and Operations, the Board of Directors adjusted his salary, and acting pursuant to the Company's 1990 Stock Bonus Plan, awarded Mr. McGregor 25,000 shares of Common Stock (the "1993 Bonus Shares"). Ownership of the 1993 Bonus Shares vests 25% on September 23rd in each of the years 1995, 1996, 1997 and 1998. Any 1993 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares. At December 31, 1993, Mr. McGregor had aggregate restricted shareholdings of 74,000 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $1,313,500.

(4) As of December 31, 1993, Messrs. Alexander and McCauley each had aggregate restricted shareholdings of 9,000 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $159,750.

(5) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan. Installments were forgiven by the Company during 1993 in the amount of $50,000 as to both Messrs. Deering and McGregor. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,497 for each of the named executive officers.

(6) Includes distributions of $2,940,000 in 1992 and $88,000 in 1993 as partial payment of Mr. DeVito's vested pension benefits that had accrued under the Company's Pension Plan and Supplemental Retirement Benefit Plan during his more than 24 years of service to the Company. The distributions, the purpose of which was to provide Mr. DeVito with funds for the payment of taxes, were approved by the Board of Directors as part of an agreement intended to remove any detriment in respect to Mr. DeVito's pension benefit resulting from his continuing to serve the Company after attaining age 62 in August, 1992, the normal retirement age at which full benefits become payable under the Company's retirement plans. The agreement relating to certain of Mr. DeVito's retirement benefits, including the distributions referred to above, is described below in "Employment Contracts and Termination of Employment and Change of Control Arrangements." Other compensation included for Mr. DeVito is described in Note (5) above and Note (7) below.

(7) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1985 Stock Bonus Plan or 1990 Stock Bonus Plan, which installments were forgiven by the Company during 1992 in the following amounts: $170,000 as to Mr. DeVito; $118,000 as to both Messrs. Deering and McGregor; and $68,000 as to both Messrs. Alexander and McCauley. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,364 for each of the named executive officers.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table summarizes information relating to stock option grants during 1993 to the executive officers named in the Summary Compensation Table. No SARs have been granted at any time under the Company's Stock Option Plans to any of the named executive officers or any other Company employee.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
- --------------------------------------------------------------------------
                     NUMBER OF
                     SECURITIES  % OF TOTAL
                     UNDERLYING   OPTIONS                          GRANT
                      OPTIONS    GRANTED TO  EXERCISE               DATE
                      GRANTED   EMPLOYEES IN   PRICE   EXPIRATION PRESENT
       NAME            (#)(1)   FISCAL YEAR  ($/SHARE)    DATE    VALUE(2)
       ----          ---------- ------------ --------- ---------- --------
Mathias J. DeVito     100,000       28.6       19.75    9/22/03   $603,400
Anthony W. Deering     75,000       21.4       19.75    9/22/03   $452,550
Douglas A. McGregor    25,000        7.1       19.75    9/22/03   $150,850
Bruce D. Alexander     50,000       14.3       19.75    9/22/03   $301,700
Richard G. McCauley    40,000       11.4       19.75    9/22/03   $241,360

- --------
(1) All of the shares were granted on September 23, 1993. With respect to Mr. DeVito, the shares are exercisable as to 33,334 shares of Common Stock on September 23, 1994 and 33,333 shares of Common Stock on September 23rd in each of the years 1995 and 1996. With respect to Messrs. Deering, McGregor, McCauley and Alexander, the shares are exercisable as to 25% of the shares granted on September 23rd for each of the years 1995 through 1998.

(2) These values are based on the Black-Scholes option pricing model, which produces a per option share value of $6.034 using the following assumptions: options exercised after 7 years, stock price volatility of .1219, dividend yield of 3.44% and an interest rate of 4.98%, which was the 7-year Treasury note rate at the time of grant. No adjustments have been made for forfeitures or nontransferability. The actual value, if any, that the executive officer will realize from these options will depend solely on the increase in the stock price over the $19.75 exercise price when the options are exercised.

    The following table summarizes information relating to stock option exercises during 1993 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table. As previously indicated, no SARs have been granted at any time under the Company's Stock Option Plans to any of the named executive officers or any other Company employee.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                     SHARES              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS(1)
                                   ACQUIRED ON   VALUE     OPTIONS AT FY-END (#)         AT FY-END ($)
  NAME                             EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
  ----                             ------------ -------- ------------------------- -------------------------
Mathias J. DeVito                      None       None        64,000/156,000               None/none
Anthony W. Deering                     300       $2,275       49,300/126,000           $86,775/$127,500
Douglas A. McGregor                    300       $2,350       49,300/ 76,000           $86,775/$127,500
Bruce D. Alexander                     None       None        29,000/ 71,000               None/none
Richard G. McCauley                    None       None        29,000/ 61,000               None/none

- --------
1) An "in-the-money" stock option is an option for which the market price, on December 31, 1993, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock on the date the option was granted). The value shown represents stock price appreciation, if any, since the grant date of the option.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a Peer Group of real estate companies identified below. The graph assumes that $100 is invested initially and all dividends are reinvested.


                            [GRAPH APPEARS HERE]

              Dec-88      Dec-89      Dec-90      Dec-91      Dec-92      Dec-93
ROUSE          $100        $110        $63         $82         $83         $85
S&P 500        $100        $132        $128        $166        $179        $197
PEER GROUP     $100        $115        $62         $56         $41         $47


  The Peer Group consists of the following publicly traded real estate companies: Bramalea Ltd., Cambridge Shopping Centers, Catellus Development Corp., Crown America Realty Trust, Federal Realty Investment Trust, First Union Realty, Forest City Enterprises, General Growth Properties, Inc., Kimco Realty, Koger Properties, Simon Property Group, Inc., Taubman Centers, Inc., Trizec Corporation Ltd., Urban Shopping Centers, Inc. and Weingarten Realty Investment.

  The Peer Group consists of all the real estate companies that were included in the Company's proxy statement last year plus Crown America Realty Trust, General Growth Properties, Inc., Simon Property Group, Inc. and Urban Shopping Centers, Inc. The four new companies were added to the Peer Group because they are real estate companies whose properties consist primarily of regional retail centers. These companies first became publicly traded in 1993.

  Assuming a $100 investment in the Common Stock of the Company on December 31, 1988 and reinvestment of all dividends, the value of the investment on December 31, 1993 would be $85. Based on the same assumptions, the value of the same investment in this year's Peer Group and in the Peer Group that was used in last year's proxy statement would be $46.72 and $46.61, respectively. The minimal difference between the returns for the two Peer Groups results from the fact that the four companies that were added to the Peer Group this year first became publicly traded in 1993 and thus had an impact on total return for the Peer Group for less than one year.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  In August, 1992, Mr. DeVito attained age 62, which is the normal retirement age under the Company's Pension Plan and Supplemental Retirement Benefit Plan (the "Supplemental Plan"). At that time, Mr. DeVito could have retired and received a full distribution of the pension benefits that he had accrued during his more than 24 years of service as a senior officer of the Company. Due to the operation and effect of the provisions of these two retirement plans, Mr. DeVito would have been penalized economically if he continued in service to the Company beyond the Company's normal retirement date.

  To remove any detriment with respect to Mr. DeVito's vested pension benefits under the Company's retirement plans resulting from his continuing to serve the Company after attaining the normal retirement age, the Company entered into an Agreement with Mr. DeVito, dated September 24, 1992, that was recommended by the Pension Plan Committee of the Board of Directors and approved by the Board of Directors. Under the terms of the Agreement, Mr. DeVito was given the right to withdraw his entire benefit under the Supplemental Plan. Mr. DeVito elected to receive the aggregate amount of $3,028,000, a partial payment sufficient for him to pay federal, state and local taxes owing by him with respect to his vested benefits under the Supplemental Plan. The Company agreed to pay the remaining portion of his vested pension benefit due to him under that Plan, $4,672,032, with interest on all unpaid amounts at the average Pension Benefit Guaranty Corporation ("PBGC") rate for each twelve-month period ending July 31st or any shorter applicable period, upon his future retirement or other termination of employment.

  The Company also agreed to pay Mr. DeVito upon his retirement or other termination of employment an additional lump sum amount equivalent to the amount, if any, that the present value of his benefits then payable to him under the Company's Pension Plan is less than $1,167,307, the present value of Mr. DeVito's benefits on September 24, 1992, with interest at the average PBGC rate as described above.

  Stock option grants, bonus stock grants and related loans under the Company's Stock Option and Stock Bonus Plans provide that any non-vested portion of a stock option grant will vest, any remaining restrictions upon bonus stock shares will be released and any related loan balance will be forgiven if the person dies, becomes disabled or is discharged without good cause (which is defined to include certain changes in control of the Company). If such an event were to occur with respect to an executive officer, all stock options not yet exercised, as set forth above in the table captioned "Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values," would become vested, and the outstanding principal loan balances set forth below in "Indebtedness of Executive Officers" would be forgiven. In addition, Mr. Deering and Mr. McGregor would have forfeiture restrictions released on 102,500 and 60,000 shares, respectively, of bonus stock.

  The Company also has a severance plan available on a non-discriminatory basis to all employees, including executive officers, that provides benefits for involuntary terminations of employment, except for discharges for cause or disciplinary reasons. Severance pay generally is equal to one week's salary for each six months (or portion of six months) of service performed in the first three years of employment and one week's salary for each full or partial year worked in excess of three years. Group medical and life insurance coverage also are continued at no cost to the individual for up to 90 days.

                       INDEBTEDNESS OF EXECUTIVE OFFICERS

  In November, 1990, upon the elections of Anthony W. Deering and Douglas A. McGregor as Executive Vice-Presidents of the Company, the Board of Directors awarded Messrs. Deering and McGregor shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In February, 1993, upon the election of Mr. Deering as President and Chief Operating Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In September, 1993, the Board of Directors, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded shares of Common Stock as incentive awards to certain of the Company's executive officers in conjunction with a reorganization of the responsibilities of senior management, which included the election of eight new Senior Vice-Presidents. In connection with such grants of bonus stock and to assist the recipients in paying related tax and other obligations, the Board of Directors approved loans to such executive officers. Each loan is to be forgiven, except as to interest, in five equal annual installments if the person continues to serve the Company.

  In March, 1989, the Personnel Committee of the Board of Directors granted stock options to Messrs. Kassolis, Minutoli, Riedy and Smalley (elected as Senior Vice-Presidents in 1993) pursuant to the Company's 1990 Stock Option Plan. At the same time, the Board of Directors authorized loans to each person to be made in connection with the exercise of the options. Subsequently, the terms of the options were modified by the Board or the Personnel Committee to permit, as an alternative, open market purchases of the same number of shares of Common Stock and loans in the amount of the open market purchases. Each loan is to be forgiven, except as to interest, in five equal annual installments if the person continues to serve the Company.

  The following table lists those executive officers who received loans in connection with the bonus stock grants and the stock option grants described in the two preceding paragraphs, and whose maximum indebtedness to the Company from January 1, 1993 through March 4, 1994 exceeded $60,000:

                                                          MAXIMUM
                                                         PRINCIPAL
                                                         AMOUNT OF
                                                           LOANS     PRINCIPAL
                                                        OUTSTANDING   AMOUNT
                                                        FROM 1-1-93  OF LOANS
     NAME OF                   RELATIONSHIP               THROUGH   OUTSTANDING
   INDIVIDUAL                  WITH COMPANY              3-4-94(1)   ON 3-4-94
   ----------                  ------------             ----------- -----------
Anthony W.         President and Chief Operating         $778,125    $602,500
 Deering           Officer
Jeffrey H. Dona-   Senior Vice-President, Chief            92,619      92,619
 hue               Financial Officer and Director of
                   the Finance Division
Duke S. Kassolis   Senior Vice-President and Director     174,563     154,375
                   of Office and Mixed-Use Operations
Paul I. Latta,     Senior Vice-President and Director      92,619      92,619
 Jr.               of Retail Operations
Douglas A. McGre-  Executive Vice-President for           200,000     100,000
 gor               Development and Operations
Robert Minutoli    Senior Vice-President and Director     315,434     241,428
                   of Acquisitions
Robert D. Riedy    Senior Vice-President and Director     150,869     133,743
                   of Retail Leasing
Alton J. Scavo     Senior Vice-President, Director of     121,700     121,700
                   the Community Development Division
                   and General Manager of Columbia
Jerome D. Smalley  Senior Vice-President and Director     163,403      90,653
                   of the Commercial and Office
                   Development Division
George L.          Senior Vice-President, Controller      118,750     118,750
 Yungmann          and Director of the Controller's
                   Division

- --------
(1) Interest accrues on the principal amount of the outstanding loans and is payable on December 31st of each year. The interest rate on all the loans is 6% per year, except that the interest rate on the loans relating to the stock bonus grants that were made in September, 1993 is 5.35% per year.

                                  PENSION PLAN

  The persons named in the Summary Compensation Table participate in the Company's noncontributory Pension Plan, which is a career average plan. The Pension Plan provides for a combination of "past service" benefits and "future service" benefits. The past service benefit is (i) 1.15% of the lower of the employee's 1991 gross earnings or "high 3 average" direct cash compensation (defined as cash compensation plus non-cash taxable amounts relating to bonus share grants that were made prior to January 1, 1989 and certain loan forgiveness relating to these bonus share grants) up to the Social Security covered compensation level plus (ii) 1.65% of the lower of the employee's 1991 gross earnings or "high 3 average" direct cash compensation over the Social Security covered compensation level, multiplied by the employee's years of service prior to January 1, 1992. For each year of service commencing after December 31, 1991 (future service), the employee receives an annual benefit accrual of 1.15% of the employee's annual direct cash compensation up to the Social Security covered compensation level, plus 1.65% of the employee's annual direct cash compensation over the Social Security covered compensation level.

  The Company also maintains its Supplemental Plan primarily to provide for the payment of retirement benefits to those Company employees whose pension benefit under the Pension Plan, described above, would be limited to amounts less than the Pension Plan would normally provide due to tax and pension laws enacted since 1982. The Supplemental Plan is a nonqualified, unfunded plan, and benefits are payable from the general assets of the Company. The primary purpose of the Supplemental Plan is to insure that the total retirement benefits of affected employees payable under both pension plans (the "Plans") are determined on the same basis, so that the retirement benefits to be received are no more or less than what could have been received by affected employees under the Pension Plan but for the enactment since 1982 of federal tax and pension laws limiting such benefits.

  Messrs. Alexander, Deering, McCauley and McGregor have, respectively, 24, 21, 22 and 22 credited years of service under the Plans, and their estimated annual benefits payable under such Plans at the normal retirement age of 62 (assuming each continues to live and receives his 1994 rate of compensation to retirement) are $282,560, $333,286, $255,289 and $293,631, respectively. Mr.
DeVito has 25 credited years of service under the Plans. He is 63 years old and his annual benefit payable upon retirement (assuming that he receives his 1994 rate of compensation to retirement) is $575,598. See "Employment Contracts and Termination of Employment and Change of Control Arrangements" above for a description of an agreement between Mr. DeVito and the Company regarding certain payments supplementing such annual benefit payable under the Plans.

  All benefits payable under the Pension Plan are subject to certain limitations contained in the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The limit on benefits for 1993 was $115,641 as to any individual who retired at the normal retirement age.

                     DIRECTORS' FEES AND OTHER TRANSACTIONS

  Under current Company policy, an annual fee of $27,500 is paid to each director of the Company who is not employed by the Company on a full-time or other basis, and the Chairman of a Board Committee receives an additional annual fee of $3,000. Each director also is paid a fee of $1,250 for attendance at any meeting of the Board and $1,000 for attendance at any meeting of a Committee of the Board or for special assignments. Directors who retire from the Board after serving for at least 5 years will receive an annual retirement income equal to one-half of the annual fee paid to directors as such fee is established from time to time.

  It is proposed that stockholders approve The Rouse Company 1994 Stock Incentive Plan under which directors who are not employed by the Company would receive stock option grants. See "Proposal to Approve the Adoption of The Rouse Company 1994 Stock Incentive Plan" below for a description of the Plan and the stock option grants that directors would receive under the Plan.

  During a portion of 1993, Roger W. Schipke was Chairman of the Board, President and Chief Executive Officer of The Ryland Group, Inc. ("Ryland"). Ryland leases its headquarters in Columbia, Maryland from a Company subsidiary. On an ongoing basis, Ryland also purchases land in Columbia for residential development. Mr. Schipke's interest in these matters arose solely from his former positions with Ryland.

  David H. Benson is a member of the Board of Kleinwort Benson Group plc (together with its subsidiaries and affiliates, "Kleinwort Benson"), and his interest in the matters described below arises solely from such position. The Company has investment banking relationships with Kleinwort Benson under which the Company maintains a revolving credit facility with Kleinwort Benson and is indebted to Kleinwort Benson for certain loans. In addition, Kleinwort Benson assists from time to time in obtaining various forms of financing for the Company.

  Transactions between the Company and certain companies with which Jeremiah E. Casey is associated are described under "Compensation Committee Interlocks and Insider Participation" below.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1993, the persons who served on the Personnel Committee of the Board were Jeremiah E. Casey, Thomas J. McHugh and Alexander B. Trowbridge. Mr. Casey, Chairman of the Board of First Maryland Bancorp and its principal subsidiary The First National Bank of Maryland, is a member of the Personnel Committee, which Committee has certain responsibilities relating to the compensation of executive officers of the Company. See "Personnel Committee Report on Executive Officer Compensation" above. Mathias J. DeVito, Chairman of the Board and Chief Executive Officer of the Company, is a director of First Maryland Bancorp. Mr. DeVito also is a member of the Management and Compensation Committee of First Maryland Bancorp, which Committee reviews and recommends compensation arrangements for executive officers, including Mr. Casey.

  The Company maintains various banking relationships with The First National Bank of Maryland (the "Bank") involving depositary accounts, the issuance of letters of credit, the purchase of short-term, high quality money market instruments from the Bank and other cash management services. The Bank also serves as the transfer agent for the Company's Common Stock and Series A Convertible Preferred Stock. Further, subsidiaries and affiliates of the Company are indebted to the Bank for certain loans. In addition, the Bank leases space at various locations in Maryland from subsidiaries and affiliates of the Company. Mr. Casey's interest in these matters arises solely from the positions he holds with the Bank and its parent, First Maryland Bancorp.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  On September 30, 1993, Anthony W. Deering, President and Chief Operating Officer and a director of the Company, purchased 3,500 shares of the Series A Convertible Preferred Stock of the Company. The Company person who was responsible for preparing the necessary SEC form inadvertently failed to do so by the filing deadline, but the required form was filed promptly upon discovery of the error. All other SEC reports relating to Mr. Deering were filed in a timely fashion in 1993.

                      PROPOSAL TO APPROVE THE ADOPTION OF
                  THE ROUSE COMPANY 1994 STOCK INCENTIVE PLAN

  As indicated in the section entitled "Personnel Committee Report on Executive Officer Compensation," beginning on page 9, in 1993 William M. Mercer, Incorporated (the "Compensation Consultant") conducted a comprehensive review of the Company's compensation practices relating to its executive officers and most senior management positions. One of the Compensation Consultant's recommendations was that the Company adopt a stock incentive plan under which 2,000,000 shares of Common Stock could be issued to officers and other key employees of the Company as long-term incentive compensation. See "Personnel Committee Report on Executive Compensation" above.

  The Compensation Consultant also reviewed the compensation of the Company's outside directors. The Compensation Consultant reported that nearly half of comparable companies included in their survey provide stock-based compensation to their directors, generally in the form of stock options, and that the percentage is growing. The conclusion was that stock options should be granted to the Company's outside directors pursuant to an established plan. The recommended authorized number of shares reserved for issuance was increased by 250,000 to accommodate this purpose.

  Consistent with the Compensation Consultant's recommendations, on March 4, 1994, the Board of Directors adopted The Rouse Company 1994 Stock Incentive Plan (the "Plan") contained in Exhibit A, subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting or any adjournment or adjournments thereof. The Plan will succeed The Rouse Company 1990 Stock Option Plan (the "1990 Option Plan") and The Rouse Company 1990 Stock Bonus Plan (the "1990 Bonus Plan," which collectively with the 1990 Option Plan are referred to as the "1990 Plans"), which, although they have not expired, have available for grant only 98,305 shares of the 1,500,000 shares reserved for issuance. It is the judgment of the Board of Directors that stock awards made under the 1990 Plans have been an effective and efficient means of attracting, retaining and motivating officers and other key employees.

  The Plan contains the major features of the 1990 Plans and authorizes stock awards to officers and other key employees in the form of stock options, bonus stock, stock appreciation rights and stock-equivalent units. In addition, the Plan provides for stock option grants to the Company's non-employee directors. A maximum of 2,250,000 shares may be awarded under the Plan. The closing price of Company Common Stock on March 3, 1994 was $18.00 per share. Significant provisions of the portions of the Plan that provide for stock awards to officers and other key employees are:

    1. The number of shares of Common Stock that may be issued pursuant to the Plan will not exceed 2,250,000 shares, except that, unless the Board of Directors expressly determines otherwise, the maximum number of shares will be adjusted automatically to reflect stock dividends, stock splits, recapitalizations and the like.

    2. The portions of the Plan relating to stock options and stock appreciation rights ("SARs") are to be administered by a committee of the Board (the "Committee") appointed by the Board of Directors and consisting of not less than two nor more than five directors, none of whom shall be eligible to receive a stock option grant except pursuant to the provisions of the Plan relating solely to directors. The 1990 Option Plan is administered by the Personnel Committee of the Board of Directors, which also will administer the portions of the Plan relating to stock options and stock appreciation rights.

    The portions of the Plan relating to stock awards (basically, bonus stock or stock-equivalent units) are to be administered by the Board, which may delegate any or all of its responsibilities to the Committee.

    In the remainder of this proxy statement, the administrator of the different portions of the Plan, whether the Board or the Committee, is referred to as the "Administrator."

    3. The Administrator is authorized to determine which officers and other key employees will be granted stock awards, whether in the form of stock options, SARs, bonus stock or stock-equivalent units. The Administrator also is to determine the number of shares covered by each award and the terms and conditions of the awards, including the vesting provisions, if any. At December 31, 1993, there were 142 officers of the Company and its affiliates and a total of approximately 300 key employees, including officers of the Company and its affiliates. Under the Plan, the Administrator has discretion to determine which employees will receive stock awards.


    4. No individual may receive awards under the Plan totalling more than 500,000 shares, except that, unless the Board of Directors expressly determines otherwise, the maximum number of shares will be adjusted automatically to reflect stock dividends, stock splits, recapitalizations and the like.

    5. If an award holder's employment with the Company is terminated for cause, the remaining portion of the award is cancelled, including the unexercised portion of any stock option. Upon the death, disability or retirement after attaining age 62 (the normal retirement age for Company employees) by an award holder or the termination of an award holder's employment under specific circumstances defined by the Administrator (which may include a discharge without good cause, including a change in control of the Company), the entire award vests and becomes exercisable. Awards are not transferable or assignable and may be exercised only by the award holder, his or her guardian or legal representative or the recipient of the award through the award holder's estate.

    6. With respect to stock options, an option generally may be exercised not earlier than 6 months nor later than 10 years after the date of grant, as determined by the Administrator. An option generally is exercisable for the full term specified in the grant, except that an option is exercisable for only one year following a voluntary termination of employment other than at normal retirement or a termination of employment due to a discharge without good cause other than as a result of a reduction in force. The option price is the fair market value of a share of the Common Stock as determined by the Administrator. Generally, the fair market value of the Common Stock will be based on the NASDAQ close the day before the grant. The option price must be paid to the Company by the option holder prior to delivery of the stock. The option price may be paid in cash or by check, bank draft, money order, wire transfer or, unless the Administrator determines otherwise, through the delivery of shares of Common Stock or other securities issued by the Company having a fair market value equal to the option price, or by a combination of the foregoing.

    7. With respect to bonus stock, shares may be issued for or without cash consideration for past services rendered to the Company or its subsidiaries or affiliates. Awards may be restricted and subject to such terms and conditions as the Administrator deems appropriate.

    8. The Administrator may grant stock appreciation rights or stock-equivalent units. A stock appreciation right entitles the recipient to receive a payment from the Company of an amount equal to the difference obtained by subtracting the aggregate exercise price for such shares of Common Stock from the fair market value of such shares on the date the stock appreciation right is exercised. A stock-equivalent unit entitles the recipient to receive an amount equal to the full fair market value of a specific number of shares of Common Stock. Payment of amounts due under a stock appreciation right or stock-equivalent unit may be made in shares of Common Stock, cash or any combination of cash and stock, as the Administrator determines.

    9. In the Administrator's discretion, vesting of a stock award may be based on the Company's performance with respect to one or more of the following: Earnings Before Depreciation and Deferred Taxes from Operations, Earnings Before Depreciation and Deferred Taxes from Operating Properties, Current Value Shareholders' Equity and revenues. This provision is in response to potential federal tax law limitations effective beginning in 1994 affecting the deductibility of compensation expense relating to the Chief Executive Officer and the four other most highly compensated Company employees. Stock awards that meet certain requirements, including vesting based on pre-established objective performance goals, are exempt from the deductibility limitations.

    10. The Company or any of its subsidiaries or affiliates may lend money to any officer or employee or guarantee a loan from a third party to an officer or employee in connection with a stock award.

    11. On terms and conditions determined by the Administrator, an award holder may be offered the opportunity to surrender an award for cancellation and receive in return securities of the Company or cash, or any combination thereof.

    12. Unless the Administrator determines otherwise, an employee may have the Company retain or accept a sufficient number of shares of Common Stock or other securities issued by the Company in connection with the grant or exercise of an award, a sale of the underlying shares or the receipt or forgiveness of a related loan to satisfy the Company's tax withholding obligations or the employee's tax liabilities with respect to such transactions.

    13. The Board of Directors may amend, modify or terminate the Plan or waive any of its provisions, subject to the limitations contained in
  Article X of the Plan.

    14. The Plan becomes effective as of March 4, 1994 and terminates as of March 4, 2004, but any stock awards granted prior to termination may be exercised according to their terms.

  On March 4, 1994, the Board of Directors granted options for a total of 190,500 shares of Common Stock under the Plan to officers of the Company (none of whom were executive officers) and other key employees. In addition, under the terms of the Plan as described in the second paragraph below, the eight non-employee directors received options aggregating 40,000 shares of Common Stock on March 4, 1994, and, assuming that all eight directors are re-elected at the next meeting, such directors will receive additional options aggregating 8,000 shares of Common Stock at that time. All option grants described in this paragraph are subject to the approval of the Plan by the stockholders at the next meeting.

  With the exception of the option grants described in the immediately preceding and following paragraphs, it has not been determined at this time who will be selected to receive stock awards or the amount of stock to be awarded to any person other than non-employee directors. The Administrator will make these determinations on the basis of the individual's responsibilities, his or her present and potential contribution to the success of the Company as indicated by an evaluation of the position occupied and past, present and expected future performance, and other relevant factors. Among those who qualify as recipients are officers and other key employees in executive, administrative, professional and technical positions of the Company and its subsidiaries and affiliates.

  With respect to non-employee directors, stock options may be granted under
Article VII of the Plan, which establishes fixed rules for the timing, pricing and amount of options to be granted. Each director will receive an initial grant of 5,000 shares of Common Stock as of March 4, 1994, and new directors also will receive 5,000 share grants upon their initial election. Each director will receive an additional 1,000 share grant upon re-election as a director at each annual meeting.

  The exercise price of options that are granted to directors will be the fair market value of Common Stock based on the NASDAQ close the day before the grant. The minimum vesting period will be six months, except that options will automatically vest upon death, disability, retirement as a director at age 70 or a change in control of the Company. The exercise period generally will be 10 years. All terms of the option other than the timing, pricing and amount of options to be granted to non-employee directors will be determined by the Administrator, which is the Committee, unless the Board determines otherwise.

  A resolution substantially in the form set forth as Exhibit B will be submitted to stockholders for adoption.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION.

                     TAX ASPECTS--1994 STOCK INCENTIVE PLAN

  The following is a brief summary of the significant aspects of current federal income tax treatment under the Internal Revenue Code of 1986 (the "Code") and regulations promulgated thereunder of the stock options, stock appreciation rights, bonus stock awards and stock-equivalent units that may be granted under The Rouse Company 1994 Stock Incentive Plan. This summary does not cover the federal tax effects if the described conditions are not met.

  Incentive Stock Options: Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise of the option, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or a subsidiary, and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

  If the option holder fails to comply with the employment or holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the option holder is treated as having received ordinary income because of this failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

  Non-Qualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a non-qualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. Option holders subject to Section 16 of the Securities Exchange Act of 1934 may not recognize income until six months after the grant date if the option is exercised during that period. The option holder's basis in such shares will be the fair market value on the date income is realized, and when he or she disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

  Stock Appreciation Rights: The grant of a stock appreciation right will not result in income tax consequences to the Company or to the grantee. A grantee who exercises a stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received on the date of exercise, and the Company will be entitled to a deduction in the same amount.

  Stock Awards: Stock awards (or bonus stock awards) granted under the Plan and paid in Common Stock will constitute ordinary income to the recipient and a deductible expense to the Company in the year paid if the stock is then transferable and not subject to forfeiture restrictions, or in the first year in which transfer or forfeiture restrictions lapse unless the participant elects to recognize income in the year the stock is received by making a timely election under Section 83(b) of the Code. Unless such an election is made, the amount of the taxable income and corresponding deduction for the Company will be equal to the fair market value of the stock on the date the restrictions lapse. Stock awards structured as stock-equivalent units and payable in cash or in Common Stock will be treated for federal income tax purposes in substantially the same manner as stock appreciation rights.

  Deductibility of Certain Executive Compensation Expense Under Federal Tax
Laws: Beginning in 1994, newly enacted provisions of the Code under certain circumstances disallow compensation deductions in excess of $1,000,000 for any year with respect to the Company's Chief Executive Officer and its four other most highly compensated officers. Compensation payable under certain performance-based compensation arrangements is not subject to the deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before amounts are paid.

  The Company expects that this provision will not limit its tax deductions for executive compensation under the Plan in the near term. In addition, as noted in the "Personnel Committee Report on Executive Officer Compensation" appearing at pages 9-14, the Personnel Committee of the Board of Directors has determined that, if the Company's stockholders approve the Plan at the meeting, the provisions of the Plan should enable the Company to comply, to the extent deemed desirable, with the Code's requirements for performance-based compensation with respect to stock awards made under the Plan.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  The Company provides all stockholders with the opportunity, under certain circumstances and consistent with SEC Rule 14a-8, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the annual meeting of stockholders to be held in May, 1995. To enable management adequately to analyze and respond to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the 1995 annual meeting, any such proposal must be received by the Company by December 1, 1994, addressed to the attention of its Secretary at its principal place of business in Columbia, Maryland.

                               ACCOUNTING MATTERS

  The Board of Directors first appointed KPMG Peat Marwick as its auditors in December, 1956. The audit services rendered by KPMG Peat Marwick for the fiscal year ended December 31, 1993 included: examination of the financial statements of the Company and its subsidiaries, review of unaudited quarterly financial information, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, issuance of reports of compliance with debt and other agreements, and consultation with Company personnel on accounting and related matters.

  Representatives of KPMG Peat Marwick will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions submitted by stockholders.

                                 OTHER MATTERS

  As provided in Article XII of the Company's Bylaws, amendments to the Bylaws adopted by the Board of Directors are to be reported at the next annual meeting of stockholders. No affirmative action is required by the stockholders to approve the Board action, but any such amendment may be changed or rescinded by the stockholders.

  On March 4, 1994, the Board of Directors amended Section 1 of Article I of the Bylaws to provide that the Board of Directors may fix the date of the annual meeting of stockholders anytime during the month of May, instead of anytime during the 31-day period from May 15 through June 14. Since 1977, the Company has held its annual meetings in the month of May. The amendment thus conforms the Bylaws to actual practice while giving the Company additional flexibility to hold the Annual Meeting anytime during May.

  Article XII also was amended by deleting the following sentence: "The action taken by the Board of Directors in altering, amending, or adding to these Bylaws shall be reported to the stockholders at the next annual meeting and may be changed or rescinded by the stockholders." While this was once a common bylaw provision for Maryland corporations, most corporations do not have such a reporting requirement, which adds an unnecessary procedural step to bylaw amendments. In addition, reporting of bylaw amendments increases the length and complexity of proxy statements with, in the Company's view, little or no corresponding benefit to stockholders. In this regard, the deletion of the reporting requirement does not affect the existing related rights of stockholders under Maryland corporate law, which provides that, absent a charter or bylaw provision to the contrary, stockholders may modify or rescind bylaw provisions by a proper vote at a stockholders meeting. In addition, the Company's Bylaws and all amendments thereto are available to stockholders through the Company's filings with the Securities and Exchange Commission, and additional reporting of bylaw amendments at annual meetings is duplicative.

  If it is properly proposed to change or rescind these bylaw amendments at the meeting, the proxy holders will vote all proxies in favor of the amendments as adopted by the Board of Directors.

  Management is not aware of any other matters that may be brought before the meeting. If any matters properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof, the proxy holders will vote in accordance with their judgment as to the best interests of the Company with respect to such matters.

                                   EXHIBIT A

                               THE ROUSE COMPANY
                           1994 STOCK INCENTIVE PLAN

                                    PURPOSE

  The purpose of The Rouse Company 1994 Stock Incentive Plan (the "Plan") is to advance the interests of The Rouse Company (together with all present and future subsidiaries and affiliates which meet the definition of "subsidiary" contained in Section 424(f) of the Internal Revenue Code of 1986 (the "Code") or any successor provision thereto referred to as the "Company") and its Stockholders by affording its directors, officers and key employees, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, with the additional incentives arising from increased opportunity for equity ownership in the Company. Awards granted under the Plan may consist of options (pursuant to Articles IV and VII), stock appreciation rights (or "Rights," pursuant to Article V) or stock awards (pursuant to Article VI). Awards may be granted separately or in tandem with any other type of award.

                                   ARTICLE I

                                 Administration

  (a) (1) Awards under Articles IV and V of the Plan shall be administered by a committee (the "Committee") of not less than two nor more than five directors. The Board of Directors shall appoint the members of the Committee, who shall serve at the Board's pleasure.

      (2) Awards under Article VI of the Plan shall be administered by the Board of Directors, which may delegate any or all of its responsibilities to the Committee.

      (3) Awards under Article VII of the Plan shall be administered by the Committee, unless otherwise determined by the Board of Directors.

      (4) Subsequent references in the Plan to the "Administrator" shall refer either to the Committee or the Board of Directors, as applicable under the division of responsibility described in Sections (a)(1), (a)(2) and (a)(3) above.

  (b) Subject to the express provisions of the Plan, the Administrator shall have the authority:

      (1) to determine the employees to whom and the time or times at which awards under the Plan shall be made, the number of shares to be covered by each award and all other terms and conditions of the awards;

      (2) to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it;

      (3) to determine the terms and provisions of the respective agreements evidencing awards under the Plan (which need not be identical);

      (4) except as provided in Article VII, to determine, for purposes of the Plan, the fair market value (the "Fair Market Value") at any time of a share of the Company's common stock (the "Common Stock"), such determination of Fair Market Value to be in accordance with such standard as the

  Administrator by rule of general application or specific determination selects as reasonably representative of the fair market value of the Common Stock, but in no case less than par value. The Fair Market Value may, but need not, be equal to the last sale price for Common Stock for the business day immediately preceding the date the option is granted as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, or, if the Company's Common Stock is not traded on the NASDAQ National Market System, on the exchange on which the Company's Common Stock is principally traded or, if no sale price is reported for such day, the first preceding business day for which a sale price for Common Stock is reported;

    (5) to accelerate the time in which such award may be exercised and to waive, in whole or in part, any restriction with respect to such award, including with respect to any option or Right issued under the Plan, any restriction with respect to the exercisability of such award following the termination of employment by the employee; and

    (6) to make all other determinations and to take all other actions deemed necessary or advisable for the administration of the Plan.

  (c) The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable, including by telephone. A majority of its members shall constitute a quorum. All decisions of the Committee shall be made by a majority of those present, whether in person or by telephone. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent to such action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. The effective date of any decision shall be the actual date of the decision, unless the Committee establishes a different effective date, which may be either before or after the actual date of the decision. The Committee may appoint a secretary (who may, but need not be a member of the Committee), shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it deems advisable.

  (d) No member of the Board of Directors or the Committee shall be liable for any action or determination made under the Plan in good faith, nor for any matter as to which the Company's charter limits the liability of directors. Such members shall be entitled to indemnification and reimbursement in the manner provided in the Company's charter or bylaws and under any directors' and officers' liability insurance coverage that is in effect from time to time.

  (e) The Administrator shall have no discretion with respect to the timing, pricing or amount of options granted pursuant to Article VII, but, subject to the express provisions of Article VII, the Administrator shall have full discretion to establish all other terms and conditions of such option grants.

                                   ARTICLE II

                           Participation in the Plan

  (a) Except as provided in Article VII, participation in the Plan shall be limited to such officers and other key employees of the Company as the Administrator designates.

  (b) Directors who are not employees of the Company shall be eligible to participate in the Plan solely as provided in Article VII.

                                  ARTICLE III

                        Common Stock Subject to the Plan

  (a) Subject to the provisions of Sections (d) and (e) of this Article, the maximum number of shares of Common Stock that may be issued under the Plan shall be 2,250,000 shares; provided, however, that the number of shares of Common Stock that may be issued under the Plan pursuant to incentive stock options intended to qualify under Section 422 of the Code, shall be determined without regard to section (f) of this Article. The total number of shares of Common Stock subject to issuance under the Plan, and any balance remaining unoptioned or unawarded, shall be reserved for those purposes during the life of the Plan.

  (b) Subject to the provisions of Sections (d) and (e) of this Article, during the period in which the Plan is effective, no person shall be eligible to receive under this Plan an award or awards for, in the aggregate, more than 500,000 shares of Common Stock.

  (c) Except with respect to option grants under Article VII, the exercise or purchase price for any award shall be payable (i) in U.S. dollars in cash or by wire transfer, check, bank draft or money order payable to the Company, (ii) in the discretion of the Administrator, through the delivery of Common Stock or other securities issued by the Company with a Fair Market Value on the date the award is exercised or purchased equal to the total amount due, (iii) by a combination of the methods described in (i) and (ii), or (iv) through such other means as may be acceptable to the Administrator. No shares shall be delivered until full payment of any amount due has been made to the Company. A holder of an award shall have none of the rights of a stockholder until the shares are issued to him.

  (d) Unless the Board of Directors expressly determines otherwise, if the capital stock of the Company changes as a result of stock dividends, split-ups, recapitalization or the like, proportionate adjustments shall automatically be made in the maximum number of shares of Common Stock authorized for awards under this Plan, the number and kind of shares reserved for awards under the Plan, the number, kind and price of shares covered by outstanding awards, the maximum number of shares under Section (b) of this Article that may be awarded to any one person, and the minimum number of shares as to which options and Rights shall be exercisable at any one time. Fractional shares resulting from any such adjustment shall be eliminated. Unless the Board of Directors expressly determines otherwise, any adjustments under this Section (d) shall be effective on the effective date of the event giving rise to such adjustment.

  (e) If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or of another corporation for any reason, including by reason of reorganization, merger, sale or transfer of all or substantially all of the Company's assets to another corporation, or exchange of shares or consolidation, the Administrator shall make appropriate adjustments in the number and kind of shares, other securities or property for which awards may be granted under the Plan, including the maximum number that may be granted to any participant and the number and kind of shares to be covered by options granted pursuant to Article VII. In addition, the Administrator shall make appropriate adjustments in the number and kind of shares, other securities or property as to which outstanding awards shall be exercisable or payable. If any event giving rise to an adjustment involves an election afforded stockholders to receive cash or some security or other property, then such adjustment shall be made as if only cash were available to stockholders; the amount of cash used in determining the appropriate adjustment shall be the amount of cash per share provided by such election or such higher per share amount, if any, as the Administrator determines to be the fair market value of the security or other property available to stockholders pursuant to the election. Unless the Board of Directors expressly determines otherwise, any adjustment or determination made by the Administrator under this Section (e) shall be effective on the effective date of the event giving rise to such adjustment or determination and shall be conclusive when made by the Committee.

  (f) If for any reason an award or portion of an award expires or is terminated, cancelled, forfeited or paid in cash, the number of shares of Common Stock covered by the award or portion of the award shall be restored to the number of shares available for awards under the Plan as if the award or portion of the award had never been issued, provided, however, that if the recipient received any benefit of ownership of such shares other than the exercise of voting rights, such shares shall be again available for awards only to persons who are not subject to Section 16 of the 1934 Act. If an award or portion of an award is surrendered in connection with the exercise of a Right or is cancelled in accordance with Article IX, the number of shares of Common Stock covered by the award shall be restored to the number of shares available for awards under the Plans, except for the number of shares, if any, of Common Stock issued in conjunction with such cancellation or issued pursuant to such exercise. Shares tendered as consideration for the exercise or purchase of an award by persons who are not subject to Section 16 of the 1934 Act shall again be available for award to persons who are not subject to Section 16 of the 1934 Act.

  (g) Subject to the provisions of Articles VII and XV, the stock reserved for issuance and sale under the Plan may be optioned or awarded in its entirety in any one year or over a period of years.

                                   ARTICLE IV

                                    Options

  The Committee in its discretion may grant options to any employee who is eligible to participate in the Plan on such terms and conditions as it shall, in its discretion, deem advisable. Options granted under this Article IV may be either incentive stock options intended to qualify under Section 422 of the Code or non-qualified stock options not intended to so qualify. Unless the Committee, in its sole discretion, provides otherwise, the terms and conditions of such grants shall include the following:

    (a) An option shall not be exercisable in whole or in part for at least six months from the date of grant.

    (b) The option exercise price per share shall be the Fair Market Value of a share of Common Stock.

    (c) An option shall vest in its entirety upon the option holder's death, disability, retirement from the Company after attaining age 62 (the normal retirement age under the Company's Pension Plan) or termination of employment under circumstances specified by the Committee (which may include a discharge without good cause, including a change of control of the Company).

    (d) An option generally shall be exercisable for not more than 10 years from the date of grant, and shall be subject to earlier termination as provided in the Plan or under the terms of the option agreement as established by the Committee. An option generally shall be exercisable for the full term specified in the grant, except that an option shall be exercisable for only one year following a voluntary termination of employment other than at normal retirement or a termination of employment due to a discharge without good cause other than as a result of a reduction in force. If an option holder's employment is terminated for cause, all unexercised rights under his or her option or options shall expire on the date of such termination.

    (e) An option may be exercised from time to time during the option period in whole or in part, but not as to less than ten shares at any one time. An option holder shall exercise an option in whole or in part by giving written notice to the Secretary of the Company of his or her intention to purchase such shares, specifying the number of shares and the date that the purchase is to occur.

    (f) Unless the Committee otherwise determines, an employee may have the Company retain or accept a sufficient number of shares in connection with the receipt or exercise of an option, a sale of the underlying shares or the receipt or forgiveness of a loan relating to the option to satisfy the Company's tax withholding obligations or the employee's tax liabilities with respect to such transactions.

                                   ARTICLE V

                           Stock Appreciation Rights

  The Committee, in its sole discretion, may grant Rights to employees under the Plan. A grant of Rights shall be evidenced by a stock appreciation right agreement containing such terms and conditions as the Committee shall establish, including the following unless the Committee, in its sole discretion, provides otherwise:

    (a) A Right may relate to a specific option or portion of an option and may be granted to the option holder at any time prior to the exercise of such option. The Committee may fix such waiting periods and exercise dates for Rights as it deems appropriate, provided that generally no Right shall be exercisable prior to six months from the date of the grant of the Right or after the expiration of any option to which it relates.

    (b) A Right shall entitle the holder, to the extent he or she so designates, to receive the number of shares of Common Stock determined under Section (c) below, without payment to the Company. In lieu of issuing shares upon exercise of a Right, the Committee may elect to make a cash payment equal to the Fair Market Value on the exercise date of the shares determined under Section (c) below, or may make such payment partially in shares and partially in cash in such proportions as the Committee determines.

    (c) The number of shares to be issued upon the exercise of a Right shall be determined by dividing

      (1) the number of shares subject to or specified by the Right as of the exercise date multiplied by the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the exercise price specified by such Right; by

      (2) the Fair Market Value of a share of Common Stock on the exercise date;

    provided, however, that the total number of shares that may be received pursuant to the Right shall not exceed the total number of shares subject to a related option, if any.

    (d) A Right may be exercised by giving written notice to the Secretary of the Company. As soon as practicable following receipt of such notice, the Company shall, without transfer or issue tax, deliver to the person exercising the Right a certificate or certificates for such shares or, when so directed by the Committee, make the required cash payment, or both. The date the Company receives written notice of an exercise is the exercise date.

    (e) If the recipient of a Right awarded in tandem with an option ceases to be an employee of the Company, the Right shall be exercisable only to the extent and upon the conditions that its related option is exercisable under Article IV.

                                   ARTICLE VI

                                  Stock Awards

  (a) The Administrator, at any time and from time to time, may authorize the issuance of Common Stock for past services rendered and at no cost, or for such payment as the Administrator shall determine, to any employee who is eligible to participate in the Plan. An award of Common Stock may be denominated in shares of Common Stock, units of Common Stock or stock-equivalent units, and may be paid in Common Stock, in cash, or in a combination of Common Stock and cash.

  (b) Stock awards may be granted in lieu of a cash bonus or any other compensation otherwise payable to an employee, either at the election of the Administrator or, under rules approved by the Administrator, at the election of an employee entitled to participate in the Plan.

  (c) The Administrator, in its sole discretion, shall establish the terms and conditions of all stock awards, including the officers and other key employees who shall be granted stock awards, the timing of each grant, the circumstances under which an award may be forfeited, cancelled or terminated, and whether Common Stock issued pursuant to an award will be restricted or unrestricted. The Administrator may permit an employee to have the Company retain or accept a sufficient number of shares in connection with the receipt of a stock award, the lapse of restrictions with respect to a stock award, the payment of a stock award, the sale of Common Stock or the receipt or forgiveness of a loan relating to a stock award to satisfy the Company's tax withholding obligations or the employee's tax liabilities with respect to such transactions.

                                  ARTICLE VII

                    Option Grants to Non-Employee Directors

  (a) Each Director who is not an employee of the Company ("Non-Employee Director") serving as such on March 4, 1994 shall be granted an option to purchase 5,000 shares of Common Stock on that date, and each Non-Employee Director who is first elected to the Board of Directors after March 4, 1994 shall be granted an option to purchase 5,000 shares of Common Stock on the date of his or her election. In addition, each Non-Employee Director shall be granted an option to purchase 1,000 shares of Common Stock on each date on which he or she is re-elected as a Non-Employee Director. All grants under this
Article VII (a) shall be subject to stockholder approval of the Plan at the next Annual Meeting of Stockholders of the Company that is held after March 4, 1994, or any adjournment thereof.

  (b) As provided in Article I (e), unless the Board determines otherwise, the Committee shall establish the terms and conditions of each option granted under this Article VII, including the following:

    (1) An option shall not be exercisable in whole or in part until six months from the later of the date of the Annual Meeting of Stockholders of the Company, or any adjournment thereof, at which the Plan is approved or the date of the grant.

    (2) The option exercise price per share shall be the Fair Market Value of a share of Common Stock, which, solely for purposes of this Article VII, shall be equal to the last sale price for Common Stock for the business day immediately preceding the date such option is granted as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, or, if the Company's Common Stock is not traded on the NASDAQ National Market System, on the exchange on which the Company's Common Stock is principally traded, or, if no sale price is reported for such day, the first preceding business day for which a sale price for Common Stock is reported.

    (3) An option shall vest in its entirety upon the option holder's death, disability or attainment of age 70 (the mandatory retirement age for directors of the Company) or upon a change of control of the Company.

    (4) An option generally shall be exercisable for not more than 10 years from the date of grant.

    (5) When an option becomes exercisable, it may be exercised from time to time during the option period in whole or in part, but not as to less than 10 shares at any one time. An option holder shall exercise an option in whole or in part by giving written notice to the Secretary of the Company of his or her intention to purchase such shares, specifying the number of shares and the date that the purchase is to occur.

    (6) The option exercise price shall be payable (i) in U.S. dollars in cash or by wire transfer, check, bank draft or money order payable to the Company, (ii) through the delivery of Common Stock or other securities issued by the Company with a Fair Market Value, determined, to the extent possible, in a manner consistent with Section (b)(2) above, equal to the total amount due, or (iii) by a combination of the methods described in (i) and (ii).

                                  ARTICLE VIII

                               Performance Goals

  The Administrator may, in its sole discretion, cause awards granted under the Plan to be conditioned upon, vest or become payable on account of the attainment of performance goals established by the Administrator based on one or more of the following business criteria relating to the Company, on a consolidated basis:

    (a) Earnings Before Depreciation and Deferred Taxes ("EBDDT") from
  Operations;

    (b) EBDDT from Operating Properties;

    (c) Current Value Shareholders' Equity; or

    (d) Revenues.

                                   ARTICLE IX

                             Cancellation of Awards

  The Administrator may offer to an award holder the opportunity, at such time and on such terms and conditions as the Administrator prescribes, to surrender his or her award to the Company for cancellation and to receive such payment in cash, securities of the Company or both as the Administrator determines.

                                   ARTICLE X

                          Amendment and Discontinuance

  The Board of Directors may amend, modify or discontinue the Plan or waive any of its provisions, except that (i) no such amendment, modification, waiver or discontinuance shall revoke or alter the terms of any valid award previously granted in accordance with the Plan without the consent of the award holder, and (ii) the provisions of Article VII regarding the number of shares to be optioned, the timing of option grants, the persons eligible to receive such grants, the time period in which options may be exercised and the option exercise price shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or rules and regulations under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent required under Rule 16b-3 of the 1934 Act and to the extent required by the Code, no action by the Board of Directors that materially modifies the Plan shall become effective without the approval of the Company's stockholders, except as the Board of Directors may otherwise expressly determine.

                                   ARTICLE XI

                             Government Regulations

  The Administrator may make such changes in the Plan as may be required, in its opinion, to conform the Plan to state or federal law, rules and regulations. The Plan is intended to comply with Rule 16b-3 of the 1934 Act and shall be administered and interpreted in a manner consistent with such Rule.

                                  ARTICLE XII

                               Loan Authorization

  The Administrator may authorize the Company or its subsidiaries or affiliates to grant loans or to guarantee loans from a third party to employees who are holders of awards in conjunction with such awards, upon such terms as the Administrator, in its sole discretion, deems appropriate.

                                  ARTICLE XIII

                           Transferability of Awards

  Options, Rights and, except as otherwise provided by the Administrator, other awards issued under the Plan shall be nontransferable other than by will or law of descent and distribution.

                                  ARTICLE XIV

                                Use of Proceeds

  The proceeds from the sale of Common Stock pursuant to the Plan shall be used by the Company for its general corporate purposes.

                                   ARTICLE XV

                             Effective Date of Plan

  The Plan shall become effective as of March 4, 1994, and shall terminate as of March 4, 2004.

  IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed as of the 4th day of March, 1994.

ATTEST:                                   THE ROUSE COMPANY

                                          By:
- -------------------------------------         ---------------------------------
Richard G. McCauley                         Mathias J. DeVito
Senior Vice-President,                      Chairman of the Board and
General Counsel and Secretary               Chief Executive Officer

                                   EXHIBIT B

  The Board of Directors recommends a vote FOR the following resolution:

    RESOLVED, that The Rouse Company 1994 Stock Incentive Plan (as set forth in Exhibit A attached to the Proxy Statement accompanying the Notice of Annual Meeting of Stockholders of The Rouse Company) is approved.

                               THE ROUSE COMPANY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 12, 1994

  The undersigned holder of the Common Stock of The Rouse Company (the "Company") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated April 5, 1994, and hereby constitutes and appoints Mathias J. DeVito, Chairman of the Board and Chief Executive Officer of the Company, Anthony W. Deering, President and Chief Operating Officer of the Company, and Richard G. McCauley, Senior Vice-President, General Counsel and Secretary of the Company, or a majority of them or any one of them acting singly in the absence of the others, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 12, 1994, and at any adjournment or adjournments thereof:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS.

  (a) Election of Directors

                     [_] FOR all nominees      [_] WITHHOLD VOTE ON
                         (except as marked to      all nominees listed below
                          the contrary below)


DAVID H. BENSON, JEREMIAH E. CASEY, ANTHONY W. DEERING, ROHIT M. DESAI, MATHIAS
J. DEVITO, JUANITA T. JAMES, THOMAS J. MCHUGH, HANNE M. MERRIMAN, ROGER W. SCHIPKE AND ALEXANDER B. TROWBRIDGE.

Instructions: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


- --------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL (B) BELOW.

  (b) Proposal to approve the adoption of The Rouse Company 1994 Stock Incentive Plan.

FOR [_]                         AGAINST [_]                          ABSTAIN [_]

  (c) IN THEIR DISCRETION on such other matters as may properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

                            (continued on reverse side)

  Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted FOR the election of Directors; in accordance with the Board of Directors' recommendation, FOR Proposal (b) above; and in the best discretion of the proxy holders as to any other matters.

                                        DATED:                           , 1994
                                               --------------------------
                                                                         (SEAL)
                                        ---------------------------------
                                                                         (SEAL)
                                        ---------------------------------
                                                    Signature

                                        (EXECUTE PROXY EXACTLY AS YOUR NAME
                                        APPEARS ON THIS FORM. IF STOCK IS
                                        REGISTERED IN MORE THAN ONE NAME, EACH
                                        JOINT OWNER SHOULD SIGN. WHEN SIGNING
                                        AS TRUSTEE, EXECUTOR OR OTHER
                                        FIDUCIARY, PLEASE SO INDICATE.)